Exhibit 10.27.1

To:	SRV Joint Gas Two Ltd.
Clifton House
75 Fort Street
George Town
Grand Cayman
Cayman Islands

Höegh LNG Ltd.
Canon’s Court
22 Victoria Street
Hamilton
Bermuda HM12

Höegh LNG Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton
Bermuda HM12

Mitsui O.S.K Lines, Ltd.
1-1 Toranomon
2-Chome, Minato-Ku
Tokyo
Japan, 105-8688

July 2014

Dear Sirs,

US$300,000,000 Term Loan Facility to SRV Joint Gas Two Ltd. (the “Borrower”)

We refer to a facility agreement dated 20 December 2007 as amended from time to time including by a facility amendment agreement dated 25 March 2010, an amendment letter dated 26 August 2010 and by an amendment agreement dated 29 June 2012 (the “Facility Agreement”) and made between (i) the Borrower and (ii) CALYON, DNB Bank ASA (previously known as DnB NOR Bank ASA), ABN AMRO Bank N.V. (previously known as Fortis Bank (Nederland) N.V. Oslo Branch), Lloyds TSB Bank Plc, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, Brussels Branch as arrangers (iv) the financial institutions listed in Schedule 1 as lenders (the “Original Lenders”), (v) CALYON, DNB Bank ASA (previously known as DnB NOR Bank ASA), ABN AMRO Bank N.V. (previously known as Fortis Bank (Nederland) N.V. Oslo Branch), Lloyds TSB Bank Plc, Mizuho Corporate Bank, Ltd. and SMBC Capital Markets, Inc. as swap banks and (v) DNB Bank ASA (previously known as DnB NOR Bank ASA) as Agent and Security Trustee under which the Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions therein set out, a secured term loan facility in a total amount of up to USD300,000,000.

Words and expressions defined in the Facility Agreement, shall, as appropriate, have the same meaning where used in this letter.

A reference to a clause or schedule is to a clause or schedule in the Facility Agreement.

The Agent (acting with the consent and authorisation of the Majority Lenders) hereby consents to the request of Höegh LNG Ltd. (“HLNG”) (as set out in HLNG’s letter to the Finance Parties dated 4 April 2014) to transfer its 50 per cent. shareholding interest in the Borrower to Höegh LNG Partners Operating LLC (“OPCO”) (the “Transfer”), a wholly-owned subsidiary of Höegh LNG Partners LP (or which will become such a wholly-owned subsidiary following the Transfer). This consent is subject to the conditions that on or before the date of the Transfer (i) the Facility Agreement shall have been amended by the execution of this letter, such amendments taking effect as set out in 1 and 2 below and (ii) the Agent shall have received the documents and evidence set out in 3 to 7 below in form and substance satisfactory to it; the Agent shall promptly confirm in writing to the Borrower, HLNG and MOL that the conditions to this consent have been satisfied.

1.	The terms of the Facility Agreement will be amended so that with retroactive effect from the date hereof (the “Effective Date”):

(i)	in Clause 1.1 (Definitions), the existing definition of “Affiliate” shall be deleted and replaced with the following:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company and, for the purposes of Clause 23.19.1(b), shall include an MLP (or wholly-owned Subsidiary of the MLP) whether or not the MLP (or such wholly-owned Subsidiary of the MLP) would otherwise fall within this definition provided always that the requirements of Clause 23.19.2 are satisfied in relation to the MLP;

(ii)	in Clause 1.1 (Definitions), the following definition shall be added:

“MLP” means Höegh MLP Partners LP, a master limited partnership established under the laws of the Marshall Islands and sponsored by HLNG Holdings;

(iii)	in Clause 1.1 (Definitions), the following definition shall be added and all references in the Facility Agreement to “LHC” shall be read to refer to “HLNG Holdings”:

“HLNG Holdings” means Höegh LNG Holdings Ltd. (previously named Leif Höegh & Co. Ltd.), a company incorporated in Bermuda having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda;

(iv)	in Clause 1.1 (Definitions), the definition of “MOL” shall be amended so that reference to “Mitsui O.S.K. Lines Limited” is replaced with “Mitsui O.S.K. Lines, Ltd.”;

(v)	in Clause 1.1 (Definitions), the definition of “Subsidiary” shall be amended by replacing the words “section 736 of the Companies Act 1985” with “section 1159 of the Companies Act 2006”;

(vi)

Clause 23.19 (Ownership of Borrower) shall become Clause 23.19.1 and the words “, provided that the provisions of Clause 23.19.2 are complied with” shall be added at Clause 23.19.1(b) after “an Affiliate of that Vessel Sponsor”;

(vii)	a new Clause 23.19.2 shall be added as follows:

A change pursuant to Clause 23.19.1(b) shall only be permitted if the Affiliate which is a transferee remains an Affiliate throughout the Security Period, and where the transferee is a MLP (or is, or following the Transfer becomes, a wholly-owned Subsidiary of the MLP) the following further conditions are satisfied throughout the Security Period:

(a)	HLNG Holdings and/or companies directly or indirectly controlled by HLNG Holdings individually or together:

(i)	own beneficially an ownership interest of at least 25.1 per cent. of the MLP; and

(ii)	own beneficially an ownership interest of at least 50 per cent. of the general partner of the MLP; and

(b)

the removal of the general partner of the MLP shall, under the terms of the partnership agreement of the MLP, be subject to a vote of at least 75 per cent. of the common and subordinated unit holders of the MLP.

2.	The terms of the Facility Agreement will be further amended so that with effect from the date of the Transfer:

(i)	in Clause 1.1 (Definitions), the following definition shall be added:

“OPCO” means Höegh LNG Partners Operating LLC, a wholly-owned subsidiary of the MLP incorporated in the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960;

(ii)	in Clause 1.1 (Definitions), the definition of “Shareholder Agreement” shall be deleted and replaced with the following:

“Shareholder Agreement” means the amended and restated shareholder agreement entered into between MOL, OPCO and TLT;

(iii)	in Clause 1.1 (Definitions), the definition of “Shareholder Loan Agreement” shall be deleted and replaced with the following:

“Shareholder Loan Agreement” means the amended and restated shareholder loan agreement dated 31 August 2010 entered into between HLNG, MOL, TLT and the Borrower under which Shareholder Loans are being made available to the Borrower as amended and restated and entered into between MOL, OPCO, TLT and the Borrower and the related novation deed entered into between MOL, HLNG, OPCO, TLT and the Borrower;

(iv)	Clause 17.2 (Share Capital and Ownership) shall be amended by replacing “HLNG” with “OPCO”; and

(v)	Clause 23.19.1(a) shall be amended by replacing “HLNG” with “OPCO”.

3.	Pursuant to Clause 23.19.1, a pledge shall be given by the shareholders of the Borrower in a similar form to the Negative Pledge.

4.	A certified copy of the Shareholder Agreement between MOL, OPCO and TLT shall be provided.

5.	A certified copy of the Shareholder Loan Agreement between MOL, OPCO, TLT and the Borrower shall be provided, together with the related novation agreement between MOL, OPCO, TLT and the Borrower.

6.

Certified copies shall be provided to the Agent (or its legal counsel in the relevant jurisdiction) of a resolution of the board of directors (or other appropriate corporate authorities or approvals) of the Borrower, each Vessel Sponsor, TLT, HLNG Holdings and OPCO approving the execution of this letter and each of the documents listed in 3, 4 and 5 above by a director, authorised signatory or attorney of each company together with any constitutional or incorporation documents or other corporate authorisations required in order to issue the legal opinions listed below.

7.	The Agent shall arrange for legal opinions to be obtained in form satisfactory to the Agent as follows:

(i)	A Japanese legal opinion from Maritax Law Office addressed to the Agent and the Original Lenders;

(ii)	A Bermudan legal opinion from MJM Limited addressed to the Agent and the Original Lenders;

(iii)	A Cayman Islands legal opinion from Maples & Calder addressed to the Agent and the Original Lenders;

(iv)	A Marshall Islands legal opinion from Holland & Knight addressed to the Agent and the Original Lenders; and

(v)	An English legal opinion from Ince & Co LLP addressed to the Agent and the Original Lenders.

The Agent (acting on the instructions of the Majority Lenders) with reference to Clause 23.12 (Transaction Documents) of the Facility Agreement further consents to the novation, amendment and restatement of the Shareholder Agreement and the Shareholder Loan Agreement in connection with the Transfer from HLNG to OPCO.

The provisions of the Facility Agreement and the Finance Documents shall, save as amended by this letter, continue in full force and effect.

The Agent and the Borrower hereby designate this letter and the document that shall be provided pursuant to 3 above as “Finance Documents” in accordance with Clause 1.1 of the Facility Agreement.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

Please confirm your agreement to the terms of this letter by signing and returning a copy of this letter.

Yours faithfully

For and on behalf of
DNB BANK ASA
(as Agent for the Finance Parties)

We agree to the terms of this letter.

For and on behalf of
SRV JOINT GAS TWO LTD.

For and on behalf of
HÖEGH LNG LTD.

For and on behalf of
HÖEGH LNG HOLDINGS LTD.

For and on behalf of
MITSUI O.S.K. LINES, LTD.